                                                                Exhibit 1.01(a)


                                  AMENDMENT NO. 1

                                         TO

                                 SELLING AGREEMENT

     The Selling Agreement, dated as of November 10, 1997 (the "Selling Agreement"), among Morgan Stanley Tangible Asset Fund L.P., Demeter Management Corporation, Morgan Stanley & Co. Incorporated, Morgan Stanley Commodities Management, Inc., and Dean Witter Reynolds Inc., is hereby amended as set forth below. All provisions contained in the Selling Agreement remain in full force and effect and are modified only to the extent necessary to provide for the amendments set forth below. Terms used herein and not defined herein have the meaning given to such terms in the Selling Agreement.

     1. Section 1(a) of the Selling Agreement is hereby revised to refer to the Partnership providing the Trading Advisor, DWR and the Commodity Brokers a copy of Post-Effective Amendment No. 1 to the Registration Statement, as filed with the SEC on June 26, 1998, and with the CFTC, NASD, and the NFA.

     2. Sections 7(b) and 11(a) of the Selling Agreement are hereby revised to provide that the "Offering Period" is extended to and including October 16, 1998, and that, in the sole discretion of the General Partner, unsold Units may be offered for sale at a "Fifth Closing," currently scheduled to be held on August 3, 1998, and a "Sixth Closing," currently scheduled to be held on September 1, 1998, and possibly at a "Seventh Closing," at a price per Unit equal to 100% of the Net Asset Value per Unit as of the last day of the month immediately preceding the applicable Closing.

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     IN WITNESS WHEREOF, this Amendment No. 1 to the Selling Agreement has been executed on the _______ day of __________, 1998.


                              MORGAN STANLEY TANGIBLE ASSET FUND   L.P.

                              By:  Demeter Management Corporation,
                                   General Partner

                              By:
                                 ------------------------------------
                                 Mark J. Hawley
                                 President

                              DEMETER MANAGEMENT CORPORATION

                              By:
                                 ------------------------------------
                                 Mark J. Hawley
                                 President

                              MORGAN STANLEY & CO. INCORPORATED

                              By:
                                 ------------------------------------
                                 Name:
                                 Title:

                              MORGAN STANLEY COMMODITIES MANAGEMENT, INC.

                              By:
                                 ------------------------------------
                                 Wayne D. Peterson
                                 President

Accepted and Agreed:

DEAN WITTER REYNOLDS INC.

By:
   ----------------------------
   Mark J. Hawley
   Executive Vice President





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